Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of November 7, 2014 by and among LUBY’S, INC., a Delaware corporation (the “Company”); each of the Lenders which is or may from time to time become a party to the Credit Agreement (as defined below) (individually, a “Lender” and, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

RECITALS

A.     The Company, the Lenders and the Administrative Agent executed and delivered that certain Credit Agreement dated as of August 14, 2013, as amended by instrument dated as of March 21, 2014. Said Credit Agreement, as amended, supplemented and restated, is herein called the “Credit Agreement”. Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Credit Agreement.

B.     The Company, the Lenders and the Administrative Agent desire to amend the Credit Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent do hereby agree as follows:

SECTION 1. Amendments to Credit Agreement.

(a)     A new definition of “AOC Real Estate” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“AOC Real Estate” means all real estate owned by the Borrower or any of its Subsidiaries (other than Scheduled Real Property), and the improvements thereto owned by Borrower and its Subsidiaries.

(b)     The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Applicable Rate” means, for any day with respect to any ABR Loan or Eurodollar Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Total Leverage Ratio as of the most recent determination date:

Total Leverage Ratio	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Category 1: greater than 2.75	2.25	4.00	0.40
Category 2: greater than 2.00 but less than or equal to 2.75	2.00	3.75	0.40
Category 3: greater than 1.25 but less than or equal to 2.00	1.75	3.50	0.40
Category 4: greater than 0.50 but less than or equal to 1.25	1.25	3.00	0.35
Category 5: less than or equal to 0.50	0.75	2.50	0.30

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Sections 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; but the Total Leverage Ratio shall be deemed to be in Category 1 at the request of the Required Lenders if the Borrower fails to timely deliver the consolidated financial statements required to be delivered by it pursuant to Sections 5.01(a) or (b), during the period from the deadline for delivery thereof until such consolidated financial statements are received.

(c)     A new definition of “Commodity Exchange Act” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

(d)     The definition of “Debt Service Coverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Debt Service Coverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) EBITDA for the four fiscal quarters ending on such date minus, for any determination of the Debt Service Coverage Ratio during the first fiscal quarter of 2015 or any time thereafter, an amount equal to $7,500,000 (for maintenance capital expenditures) to (b) the sum of (x) Interest Expense for such four fiscal quarter period plus (y) Phantom Amortization for such four fiscal quarter period, determined in each case on a consolidated basis for Borrower and its Subsidiaries.

(e)     Clause (iv) of the definition of “Excluded Assets” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

(iv)     prior to January 31, 2015 (but not thereafter), all real property owned by Borrower or any of its Subsidiaries other than the Scheduled Real Property

(f)     A new definition of “Excluded Swap Obligation” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party or the grant by such Loan Party of a security interest becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Party or security interest is or becomes illegal.

(g)     The definition of “Lease Adjusted Leverage Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Lease Adjusted Leverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) the sum of (x) Indebtedness as of such date plus (y) eight times rental expense for the four fiscal quarters ending on such date to (b) the sum of (x) EBITDA for the four fiscal quarters ending on such date plus (y) rental expense for such four fiscal quarter period, determined in each case on a consolidated basis for Borrower and its Subsidiaries. At such time as the Borrower or a Subsidiary of the Borrower acquires fee title to the real property located at the intersection of Weslayan and Highway 59 in Houston, Texas which is currently leased by the Borrower or a Subsidiary of the Borrower, the Borrower may add back the amount of the rental expense for such site for the applicable four fiscal quarters for any subsequent calculation of the Lease Adjusted Leverage Ratio.

(h)     The definition of “Loan to Value Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Loan to Value Ratio" means, as of any date, the ratio of (i) the aggregate Commitments as of such date to (ii) the value of all Scheduled Real Property, as determined by the Administrative Agent in accordance with its standard procedures after due review of the most recently delivered Appraisals of the Scheduled Real Property.

(i)     The definition of “Maximum Loan to Value Ratio” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Maximum Loan to Value Ratio” means fifty percent (50%).

(j)     The definition of “Mortgaged Property” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

"Mortgaged Property" means the AOC Real Estate and the Scheduled Real Property and the improvements thereto owned by Borrower and its Subsidiaries.

(k)     The definition of “Obligations” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Obligations” means, as at any date of determination thereof, the sum of the following: (i) the aggregate principal amount of Loans outstanding hereunder, plus (ii) the aggregate amount of the LC Exposure, plus (iii) all other liabilities, obligations and indebtedness under any Loan Document of the Borrower or any other Loan Party, including, but not limited to, amounts accruing subsequent to the filing of any bankruptcy receivership, insolvency or like petition, whether or not allowed in connection with such bankruptcy, receivership, insolvency or like proceeding, plus (iv) any obligations of Borrower (whether now existing or hereafter arising) under any Swap Agreement entered into with any Lender (or an Affiliate of any Lender) or agreements governing Banking Services entered into with any Lender (or an Affiliate of any Lender); provided, however, that the definition of “Obligations” shall not create any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

(l)     The definition of “Phantom Amortization” set forth in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Phantom Amortization” means, for any fiscal quarter, an amount equal to the outstanding principal balance of the Loans as of the close of business on the last day of such fiscal quarter divided by (x) for any determination of Phantom Amortization prior to the first fiscal quarter of 2015, seven (7) or (y) for any determination of Phantom Amortization during the first fiscal quarter of 2015 or any time thereafter, ten (10).

(m)     A new definition of “Qualified ECP Loan Party” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Qualified ECP Loan Party” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(n)     A new definition of “Swap Obligation” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

(o)     A new Section 2.16(f) is hereby added to the Credit Agreement, such new section to read in its entirety as follows:

(f)     Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

(p)     Section 3.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 3.16 Material Property Subject to Security Documents. The Collateral constitutes all of the real property and all of the material personal property owned by Borrower or any of its Subsidiaries (other than Excluded Assets).

(q)     Section 4.03 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 4.03 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing which is merely a conversion or continuation of existing Loans), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, at any time is subject to the condition precedent that, after giving effect thereto, the aggregate unpaid principal balance of the Obligations shall not exceed fifty percent (50%) of the then current value of all Scheduled Real Property, as determined by the Administrative Agent in accordance with its standard procedures after due review of the most recently delivered Appraisals of the Scheduled Real Property. Without limiting any of the other provisions of this Agreement, in the event the Borrower desires to increase borrowing availability after November 7, 2014, any new Scheduled Real Property and any existing Scheduled Real Property with Appraisals which are more than one (1) year old will require full due diligence.

(r)     Section 5.03(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

(c)     In the event that (i) either (x) an Appraisal has been provided pursuant to Section 5.14 of this Agreement or (y) any Scheduled Real Property is sold pursuant to Section 6.05 of this Agreement or (z) the Borrower shall elect to increase the Commitments pursuant to Section 2.07(d) hereof, and (ii) the Loan to Value Ratio exceeds the Maximum Loan to Value Ratio (such event being herein called an "Additional Scheduled Real Property Event"), as soon as practicable and in any event within forty-five (45) days after an Additional Scheduled Real Property Event, Borrower shall (1) execute and deliver or cause to be executed and delivered a Mortgage or Mortgages, in form and substance reasonably satisfactory to Administrative Agent, in favor of Administrative Agent and duly executed by Borrower or the applicable Subsidiary, covering and affecting and granting a first-priority Lien upon real property with an Appraisal value that is in an amount sufficient to cause the Loan to Value Ratio to not exceed the Maximum Loan to Value Ratio (the real property covered by the Mortgage or Mortgages created pursuant to this Section 5.03(c) being herein called the "Additional Scheduled Real Property"), and such other documents (including, without limitation, surveys, environmental assessments, certificates and legal opinions, all in form and substance reasonably satisfactory to Administrative Agent) as may be required by Administrative Agent in connection with the execution and delivery of such Mortgage or Mortgages, (2) deliver or cause to be delivered by Subsidiaries of Borrower such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Administrative Agent may reasonably request, (3) to the extent required by Administrative Agent, cause a title insurance underwriter satisfactory to Administrative Agent to issue to Administrative Agent a mortgage policy of title insurance, in form and substance satisfactory to Administrative Agent, insuring the first-priority Lien of the applicable Mortgage in such amount as is satisfactory to Administrative Agent and (4) deliver or cause to be delivered by Subsidiaries of Borrower evidence reasonably satisfactory to the Administrative Agent that such Additional Scheduled Real Property does not lie in an area requiring special notices of flood hazard issues or the purchase of flood hazard insurance (or deliver to the Administrative Agent evidence of flood hazard insurance in accordance with applicable laws). The Additional Scheduled Real Property shall become Mortgaged Property and Scheduled Real Property for purposes of this Agreement. The real property that constitutes Additional Scheduled Real Property shall be selected at the Borrower's discretion and shall be satisfactory to the Required Lenders.

(s)     A new Section 5.03(d) is hereby added to the Credit Agreement, such new section to read in its entirety as follows:

(d)     From and after November 7, 2014, Borrower will notify the Administrative Agent in writing promptly upon any Loan Party’s acquisition or ownership of any estate (fee simple or leasehold) of real property, wherever located (other than the Mortgaged Property and other than Excluded Assets and other than real property which Borrower has elected to treat as Scheduled Real Property and create a Lien pursuant to Section 5.03(c) hereof) (such acquisition or ownership being herein called an “Additional AOC Real Estate Event” and the property so acquired or owned being herein called “Additional AOC Real Estate”). As soon as practicable and in any event within thirty (30) days after an Additional AOC Real Estate Event, Borrowers shall (i) execute and deliver or cause to be executed and delivered a Mortgage or Mortgages, in form and substance reasonably satisfactory to Administrative Agent, in favor of Administrative Agent and duly executed by Borrower or the applicable Subsidiary, covering and affecting and granting a first-priority Lien upon the applicable Additional AOC Real Estate, and such other documents as may be reasonably required by Administrative Agent in connection with the execution and delivery of such Mortgage or Mortgages, and (ii) deliver or cause to be delivered by Subsidiaries of Borrower evidence reasonably satisfactory to the Administrative Agent that such Additional AOC Real Estate does not lie in an area requiring special notices of flood hazard issues or the purchase of flood hazard insurance (or deliver to the Administrative Agent evidence of flood hazard insurance in accordance with applicable laws). No title insurance, surveys or environmental audits shall be required with respect to Additional AOC Real Estate.

(t)     Section 5.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 5.13 Financial Covenants. The Borrower will have and maintain:

(a)     Debt Service Coverage Ratio – a Debt Service Coverage Ratio of not less than (i) 1.10 to 1.00 at all times during the first, second and third fiscal quarters of the Borrower’s fiscal year 2015, (ii) 1.25 to 1.00 at all times during the fourth fiscal quarter of the Borrower’s fiscal year 2015 and the first and second fiscal quarters of the Borrower’s fiscal year 2016, and (iii) 1.50 to 1.00 at all times thereafter.

(b)     Net Profit – Two Consecutive Quarters – minimum Net Profit of not less than $1.00 for at least one of any two consecutive fiscal quarters, starting with the third fiscal quarter of 2016 (for the second and third fiscal quarters of 2016).

(c)     Net Profit – Four Consecutive Quarters – minimum Net Profit of not less than $1.00 for any period of four consecutive fiscal quarters ending, starting with the fourth fiscal quarter of 2015 (for the fiscal year 2015).

(d)     Lease Adjusted Leverage Ratio – a Lease Adjusted Leverage Ratio of not more than (i) 5.75 to 1.00 at all times during the first, second and third fiscal quarters of the Borrower’s fiscal year 2015, (ii) 5.50 to 1.00 at all times during the fourth fiscal quarter of the Borrower’s fiscal year 2015, (iii) 5.25 to 1.00 at all times during the first fiscal quarter of the Borrower’s fiscal year 2016, (iv) 5.00 to 1.00 at all times during the second fiscal quarter of the Borrower’s fiscal year 2016, and (v) 4.75 to 1.00 at all times thereafter.

(u)     Section 5.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 5.14 Appraisals. Borrower shall provide Appraisals of the Scheduled Real Property to the Administrative Agent upon request by the Administrative Agent (but not more frequently than once in any period of twelve months unless an Event of Default has occurred and is continuing). The Borrower shall pay all costs and expenses incurred in obtaining any Appraisals required hereunder.

(v)     Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 6.13 Capital Expenditures. The Borrower will not, and will not permit any other Loan Party to, make a Capital Expenditure if, after giving effect to such Capital Expenditure, (a) any Event of Default is then existing or would arise as a result of the applicable Capital Expenditure or (b) such Capital Expenditure, when added with all other Capital Expenditures in such fiscal year, would exceed $25,000,000.

(w)     A new Section 9.16 is hereby added to the Credit Agreement, such new section to read in its entirety as follows:

SECTION 9.16. Keepwell. Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under any applicable Loan Document voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Loan Party intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(x)     Exhibit B to the Credit Agreement is hereby amended to be identical to Exhibit B attached hereto.

SECTION 2. Liens on Real Estate.      On or before January 31, 2015, Borrower shall (i) execute and deliver or cause to be executed and delivered a Mortgage or Mortgages, in form and substance reasonably satisfactory to Administrative Agent, in favor of Administrative Agent and duly executed by Borrower or the applicable Subsidiary, covering and affecting and granting a first-priority Lien upon all AOC Real Estate owned by the Borrower or any of its Subsidiaries as of November 7, 2014, and such other documents as may be reasonably required by Administrative Agent in connection with the execution and delivery of such Mortgage or Mortgages, and (ii) deliver or cause to be delivered by Subsidiaries of Borrower evidence reasonably satisfactory to the Administrative Agent that such AOC Real Estate does not lie in an area requiring special notices of flood hazard issues or the purchase of flood hazard insurance (or deliver to the Administrative Agent evidence of flood hazard insurance in accordance with applicable laws). No title insurance, surveys or environmental audits shall be required with respect to AOC Real Estate.

SECTION 3. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon delivery to the Administrative Agent of each of the following:

(a)     the Administrative Agent shall have received from the Loan Parties and all of the Lenders either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page of this Amendment) that such party has signed counterparts of this Amendment.

(b)     the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that all of the existing Subsidiaries of the Borrower are parties to a Guaranty and a Security Agreement (by way of joinder agreement or otherwise) and that all of the Equity Interests in each Subsidiary of the Borrower are subject to a first priority Lien in favor of the Administrative Agent securing the Obligations.

(b)     the Administrative Agent shall have received, for the pro rata benefit of the Lenders, an amendment fee in an amount equal to $50,000.00.

SECTION 4. Financial Covenants Prior to November 7, 2014. The Company acknowledges and agrees that the financial covenants (and the related definitions) for any period prior to November 7, 2014 shall be governed by the terms and provisions of that certain Credit Agreement dated as of August 14, 2013, as amended by instrument dated as of March 21, 2014, without regard to any changes made in this Amendment.

SECTION 5. Ratification. Except as expressly amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Credit Agreement are hereby released, diminished or impaired, and the Company hereby reaffirms all covenants, representations and warranties in the Credit Agreement.

SECTION 6. Expenses. The Company shall pay to the Administrative Agent all reasonable fees and expenses of its legal counsel incurred in connection with the execution of this Amendment.

SECTION 7. Certifications. The Company hereby certifies that (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Company has occurred and (b) no Default or Event of Default has occurred and is continuing or will occur as a result of this Amendment.

SECTION 8. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Company, the Lenders and the Administrative Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02

THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, the Lenders and the Administrative Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

LUBY’S, INC.,
a Delaware corporation

By:	/s/ Christopher J. Pappas
Name:	Christopher J. Pappas
Title:	President and Chief Executive Officer

The undersigned Subsidiaries of the Borrower hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to this Amendment, and to acknowledge that without such consent and confirmation, Lenders would not execute this Amendment.

LUBY’S FUDDRUCKERS RESTAURANTS,
LLC, a Texas limited liability company
LUBY’S BEVCO, INC.,
a Texas corporation
FUDDRUCKERS OF ANNAPOLIS, LLC,
a Maryland limited liability company
FUDDRUCKERS OF HOWARD COUNTY,
LLC, a Maryland limited liability company

By:	/s/ Peter Tropoli
Name:	Peter Tropoli
Title:	President

PARADISE CHEESEBURGERS, LLC,

a Texas limited liability company

PARADISE RESTAURANT GROUP, LLC,

a Delaware limited liability company

CHEESEBURGER OF NEWARK, LLC,

a Delaware limited liability company

CHEESEBURGER OF FT. MEYERS, LLC,

a Florida limited liability company

CHEESEBURGER OF SANDESTIN, LLC,

a Florida limited liability company

[signature page to Second Amendment to Credit Agreement]

CHEESEBURGER OF DOWNERS GROVE, LLC,

an Illinois limited liability company

CHEESEBURGER OF ALGONQUIN, LLC,

an Illinois limited liability company

CHEESEBURGER OF EVANSVILLE, LLC,

an Indiana liability company

CHEESEBURGER OF FISHERS, LLC,

an Indiana limited liability company

CHEESEBURGER OF SOUTHPORT, LLC,

an Indiana limited liability company

CHEESEBURGER OF TERRE HAUTE, LLC,

an Indiana limited liability company

CHEESEBURGER OF KANSAS CITY, LLC,

a Kansas limited liability company

CHEESEBURGER OF PASADENA, LLC,

a Maryland limited liability company

CHEESEBURGER OF CALIFORNIA, LLC,

a Maryland limited liability company

CHEESEBURGER IN PARADISE OF ANNE

ARUNDEL COUNTY, INC., a Maryland

corporation

CHEESEBURGER IN PARADISE OF ST.

MARY’S COUNTY, LLC, a Maryland limited

liability company

CHEESEBURGER OF STERLING HEIGHTS,

LLC, a Michigan limited liability company

HIGH TIDES OF OMAHA, LLC,

a Nebraska limited liability company

CHEESEBURGER OF SEACAUCUS, LLC,

a New Jersey limited liability company

CHEESEBURGER OF WALLKILL, LLC,

a New York limited liability company

CHEESEBURGER OF HILLIARD, LLC,

a Ohio limited liability company

CHEESEBURGER OF MYRTLE BEACH, LLC,

a South Carolina limited liability company

CHEESEBURGER OF FREDERICKSBURG,

LLC, a Virginia limited liability company

CHEESEBURGER OF NEWPORT NEWS, LLC,

a Virginia limited liability company

CHEESEBURGER OF VIRGINIA BEACH, LLC,

a Virginia limited liability company

CHEESEBURGER OF WOODBRIDGE, LLC,

a Virginia limited liability company

CHEESEBURGER OF MIDDLETON, LLC,

a Wisconsin limited liability company

[signature page to Second Amendment to Credit Agreement]

By:	/s/ Peter Tropoli
Name:	Peter Tropoli
Title:	President, Luby’s Fuddruckers Restaurants, LLC, Manager

FUDDRUCKERS OF BRANDYWINE, LLC,
a Maryland limited liability company

By:	/s/ Peter Tropoli
Name:	Peter Tropoli
Title:	President, Luby’s Fuddruckers Restaurants, LLC, Managing Menmber

LUBY’S BEV I, LLC,
a Texas limited liability company

By:	Luby’s Fuddruckers Restaurants, LLC, a Texas limited liability company, Its Sole Member

By:	/s/ Peter Tropoli
Name:	Peter Tropoli
Title:	Manager

[signature page to Second Amendment to Credit Agreement]

LUBY’S BEV II, LLC,
a Texas limited liability company

By:	Luby’s Bev I, LLC, a Texas limited liability company, Its Sole Member

By:	/s/ Peter Tropoli
Name:	Peter Tropoli
Title:	Manager

[signature page to Second Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:	/s/ Missy Collura
Name:	Missy Collura
Title:	Vice President

[signature page to Second Amendment to Credit Agreement]

AMEGY BANK, NATIONAL ASSOCIATION

By:	/s/ Kelly Nash
Name:	Kelly Nash
Title:	Vice President

[signature page to Second Amendment to Credit Agreement]

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he or she is the __________________ of LUBY'S, INC., a Delaware corporation (the “Borrower”), and that as such he or she is authorized to execute this certificate on behalf of the Borrower pursuant to the Credit Agreement (the “Agreement”) dated as of August 14, 2013, by and among Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the lenders therein named; and that a review has been made under his or her supervision with a view to determining whether the Loan Parties have fulfilled all of their respective obligations under the Agreement, the Notes and the other Loan Documents; and further certifies, represents and warrants that to his or her knowledge (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)     The financial statements delivered to the Administrative Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of quarterly financial statements, to normal changes resulting from year-end adjustments and the absence of certain footnotes).

(b)     As of the date hereof, [no Default or Event of Default] [a Default] has occurred and is continuing. [If a Default has occurred, specify the details thereof and any action taken or proposed to be taken with respect thereto.]

(c)     The compliance with the provisions of Sections 5.13 and 6.13 as the effective date of the financial statements delivered to the Administrative Agent concurrently with this Compliance Certificate is as follows:

(i)	Section 5.13(a) – Debt Service Coverage Ratio

Actual	Required

to 1.00	________ to 1.00

(ii)	Section 5.13(b) – Net Profit – Two Consecutive Quarters

Actual	Required

$_____________	$1.00

EXHIBIT B

(iii)	Section 5.13(c) – Net Profit – Four Consecutive Quarters

Actual	Required

$_______________	$1.00

(iv)	Section 5.13(d) – Lease Adjusted Leverage Ratio

Actual	Required

to 1.00	________ to 1.00

(v)	Section 6.13 – Capital Expenditures for Fiscal Year

Actual	Cap Amount

$_______________	$25,000,000

(d)     There has been no change in GAAP or in the application thereof since the Effective Date which would reasonably be expected to affect the calculation of the financial covenants set forth in the Agreement or, if any such change has occurred, the effects of such change on the financial statements of the respective Loan Parties are specified on an attachment hereto.

(e)     Since the date of the Agreement, no event has occurred which would be reasonably likely to have a Material Adverse Effect.

DATED as of _____________, 201___.

[SIGNATURE OF AUTHORIZED OFFICER]

EXHIBIT B